Exhibit 99.1

Company Contact:	Bruce Thomas
Vice President, Investor Relations
Quiksilver, Inc.
+ 1 (714) 889-2200
Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
—	Revenues of $478 million grew 2% compared to Q2 last year

—	Gross Profit of $262 million grew 5% compared to Q2 last year

—	Gross Margin expanded 160 bps to a Q2 record 54.8% of revenues

—	Pro-forma Adjusted EBITDA of $62 million was ahead of plan

—	Net Debt at April 30 reduced 19% from a year ago to $594 million
Huntington Beach, California, June 2, 2011—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the second fiscal quarter ended April 30, 2011. Revenues grew 2% to $478.1 million as compared to $468.3 million in the second quarter of fiscal 2010. Consolidated gross profit of $262.2 million increased 5% compared to the second quarter of fiscal 2010 as gross margin expanded 160 basis points to a second quarter record of 54.8% of revenues. Pro-forma Adjusted EBITDA of $62.1 million was higher than the company’s expectations and was roughly the same as a year ago. Pro-forma income from continuing operations was $17.3 million, or $0.09 per share, compared to $15.7 million in the second quarter of fiscal 2010. Pro-forma income for the second quarter of fiscal 2011 primarily excludes a $74.1 million non-cash goodwill impairment charge and valuation allowances provided against tax assets totaling $26.0 million related to the Asia Pacific region. Including the impairment charges and valuation allowances, the loss was $83.3 million, or $0.51 per share, compared to income from continuing operations of $8.8 million, or $0.06 per share, for the second quarter of fiscal 2010. A reconciliation of GAAP results to pro-forma results is provided in the accompanying tables.
Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “We are pleased with our operating results for the quarter, and in particular with our return to overall revenue growth and our record gross margins. Our Americas and European businesses delivered strong performances, although our business in Asia Pacific was affected by the natural disasters occurring in several of our markets. While global markets remain uneven, we are seeing some really encouraging signs for the future. For example, this was our second consecutive quarter of strong double digit comp store sales in the U.S., and, for the first time in a while, we are seeing growth in our fall/winter order books for Roxy, which remains the world’s largest and most respected girls action sports brand. So the initiatives we’ve set into motion are gaining traction and we remain on track to successfully transition to stronger growth in the future.”
Net revenues in the Americas increased 5% during the second quarter of fiscal 2011 to $210.7 million from $199.7 million in the second quarter of fiscal 2010. As measured in U.S. dollars and reported in the financial statements, European net revenues decreased 1% during the second quarter of fiscal 2011 to $206.9 million from $208.7 million in the second quarter of fiscal 2010. In constant currency, European segment net revenues decreased 4% compared to the prior year. As measured in U.S. dollars and reported in the financial statements, Asia/Pacific net revenues decreased 1% during the second quarter of fiscal 2011 to $58.1 million from $58.6 million in the second quarter of fiscal 2010. In constant currency, Asia/Pacific segment net revenues decreased 12% compared to the prior year. Please refer to the accompanying tables in order to better understand the impact of foreign currency exchange rates on revenue trends in the European and Asia/Pacific segments.
The company reduced its net debt by 19% to $594 million compared to $733 million a year ago.

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

Q2 Brand Highlights
•	Quiksilver announced the re-signing of 25-year-old surfer Dane Reynolds to a 6-year deal to continue riding for the Quiksilver surf team and to contribute to the design and development of a new signature line of products. Dane is thought by many to be the most influential surfer in the world today.
•	Quiksilver also announced the re-signing of 23-year old French surfer Jeremy Flores to a new endorsement contract. Sponsored by Quiksilver since the age of 9, Jeremy was the youngest surfer ever to qualify for the ASP (Association of Surfing Professionals) World Tour in 2007. In December, Jeremy became the first European surfer to win the prestigious Pipe Masters contest in Hawaii, which helped him to finish 9th in the ASP World Tour rankings last year.
•	Australian Roxy surfer Sally Fitzgibbons has won two of the first five events in the 2011 ASP Women’s World Tour and is currently ranked #2 in the world. Sally’s next opportunity to improve upon her current standing will be in July at the Roxy Pro in Biarritz, France.
•	The Street League DC Pro Tour had a very successful kick-off in Seattle to its second season of skateboarding competitions. The finals were carried live on ESPN and the next event is slated for June 11-12 in Kansas City.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories, snowboards and related products. The company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on outdoor action sports. The company’s Quiksilver, Roxy, DC, Lib Tech and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding.
The company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the company’s new growth initiatives and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
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Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

     NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com, www.roxy.com, www.dcshoes.com, www.lib-tech.com and www.hawkclothing.com.

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,
In thousands, except per share amounts	2011	2010

Revenues, net	$478,093	$468,289
Cost of goods sold	215,924	219,002

Gross profit	262,169	249,287

Selling, general and administrative expense	216,748	213,416
Asset impairments	74,610	—

Operating (loss) income	(29,189)	35,871

Interest expense	15,096	21,039
Foreign currency gain	(2,321)	(4,614)
Other income	—	(5)

(Loss) income before provision for income taxes	(41,964)	19,451

Provision for income taxes	39,690	9,419

(Loss) income from continuing operations	(81,654)	10,032
Income from discontinued operations	—	602

Net (loss) income	(81,654)	10,634
Less: net income attributable to non-controlling interest	(1,671)	(1,210)

Net (loss) income attributable to Quiksilver, Inc.	$(83,325)	$9,424

(Loss) income per share from continuing operations attributable to Quiksilver, Inc.	$(0.51)	$0.07

Income per share from discontinued operations attributable to Quiksilver, Inc.	$—	$0.00

Net (loss) income per share attributable to Quiksilver, Inc.	$(0.51)	$0.07

(Loss) income per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$(0.51)	$0.06

Income per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$—	$0.00

Net (loss) income per share attributable to Quiksilver, Inc., assuming dilution	$(0.51)	$0.06

Weighted average common shares outstanding	162,268	128,090

Weighted average common shares outstanding, assuming dilution	162,268	145,376

Amounts attributable to Quiksilver, Inc.:

(Loss) income from continuing operations	$(83,325)	$8,822
Income from discontinued operations	—	602

Net (loss) income	$(83,325)	$9,424

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Six Months Ended April 30,
In thousands, except per share amounts	2011	2010

Revenues, net	$904,543	$901,026
Cost of goods sold	418,904	429,590

Gross profit	485,639	471,436

Selling, general and administrative expense	427,184	416,576
Asset impairments	74,610	—

Operating (loss) income	(16,155)	54,860

Interest expense	44,064	42,912
Foreign currency gain	(4,430)	(6,593)

(Loss) income before provision for income taxes	(55,789)	18,541

Provision for income taxes	40,941	13,093

(Loss) income from continuing operations	$(96,730)	$5,448
Income from discontinued operations	—	678

Net (loss) income	(96,730)	6,126
Less: net income attributable to non-controlling interest	(2,863)	(2,056)

Net (loss) income attributable to Quiksilver, Inc.	$(99,593)	$4,070

(Loss) income per share from continuing operations attributable to Quiksilver, Inc.	$(0.62)	$0.03

Income per share from discontinued operations attributable to Quiksilver, Inc.	$—	$0.01

Net (loss) income per share attributable to Quiksilver, Inc.	$(0.62)	$0.03

(Loss) income per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$(0.62)	$0.02

Income per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$—	$0.00

Net (loss) income per share attributable to Quiksilver, Inc., assuming dilution	$(0.62)	$0.03

Weighted average common shares outstanding	161,879	127,875

Weighted average common shares outstanding, assuming dilution	161,879	139,622

Amounts attributable to Quiksilver, Inc.:

(Loss) income from continuing operations	$(99,593)	$3,392
Income from discontinued operations	—	678

Net (loss) income	$(99,593)	$4,070

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

CONSOLIDATED BALANCE SHEETS (Unaudited)

In thousands	April 30, 2011	April 30, 2010

ASSETS

Current assets:
Cash and cash equivalents	$138,592	$145,329
Trade accounts receivable, less allowance for doubtful accounts of $51,772 (2011) and $52,177 (2010)	341,781	333,267
Other receivables	27,347	30,253
Income taxes receivable	111	—
Inventories	289,538	226,419
Deferred income taxes — short-term	24,426	45,569
Prepaid expenses and other current assets	31,270	41,912
Current assets held for sale	—	178

Total current assets	853,065	822,927

Fixed assets, net	234,645	220,586
Intangibles, net	139,614	141,397
Goodwill	277,608	322,096
Other assets	52,658	71,334
Deferred income taxes — long-term	80,291	54,259

Total assets	$1,637,881	$1,632,599

LIABILITIES & EQUITY

Current liabilities:
Lines of credit	$4,792	$14,886
Accounts payable	178,559	137,354
Accrued liabilities	128,748	84,456
Current portion of long-term debt	5,824	45,198
Income taxes payable	—	5,739
Current liabilities of assets held for sale	—	260

Total current liabilities	317,923	287,893

Long-term debt	722,271	817,896
Other long-term liabilities	63,171	41,563

Total liabilities	1,103,365	1,147,352

Equity:
Common stock	1,677	1,355
Additional paid-in capital	521,148	381,267
Treasury stock	(6,778)	(6,778)
(Accumulated deficit) retained earnings	(110,900)	2,447
Accumulated other comprehensive income	117,438	97,462

Total Quiksilver, Inc. stockholders’ equity	522,585	475,753
Non-controlling interest	11,931	9,494

Total equity	534,516	485,247

Total liabilities & equity	$1,637,881	$1,632,599

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

Information related to operating segments is as follows (unaudited):

	Three Months Ended April 30,
In thousands	2011	2010
Revenues, net:
Americas	$210,669	$199,733
Europe	206,941	208,708
Asia/Pacific	58,140	58,645
Corporate operations	2,343	1,203

	$478,093	$468,289

Gross Profit:
Americas	$103,501	$92,997
Europe	128,332	125,108
Asia/Pacific	30,862	31,400
Corporate operations	(526)	(218)

	$262,169	$249,287

SG&A Expense:
Americas	$85,139	$81,191
Europe	84,569	85,960
Asia/Pacific	37,817	32,259
Corporate operations	9,223	14,006

	$216,748	$213,416

Asset Impairments:
Americas	$465	$—
Europe	—	—
Asia/Pacific	74,145	—
Corporate operations	—	—

	$74,610	$—

Operating Income (Loss):
Americas	$17,897	$11,806
Europe	43,763	39,148
Asia/Pacific	(81,100)	(859)
Corporate operations	(9,749)	(14,224)

	$(29,189)	$35,871

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

	Six Months Ended April 30,
In thousands	2011	2010
Revenues, net:
Americas	$404,459	$386,694
Europe	372,140	386,585
Asia/Pacific	125,141	125,697
Corporate operations	2,803	2,050

	$904,543	$901,026

Gross Profit:
Americas	$192,967	$174,012
Europe	225,632	229,361
Asia/Pacific	67,495	68,443
Corporate operations	(455)	(380)

	$485,639	$471,436

SG&A Expense:
Americas	$168,133	$157,552
Europe	164,986	171,764
Asia/Pacific	72,647	63,636
Corporate operations	21,418	23,624

	$427,184	$416,576

Asset Impairments:
Americas	$465	$—
Europe	—	—
Asia/Pacific	74,145	—
Corporate operations	—	—

	$74,610	$—

Operating Income (Loss):
Americas	$24,369	$16,460
Europe	60,646	57,597
Asia/Pacific	(79,297)	4,807
Corporate operations	(21,873)	(24,004)

	$(16,155)	$54,860

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

GAAP TO PRO-FORMA RECONCILIATION
(Unaudited)

	Three Months Ended
	April 30,
In thousands, except per share amounts	2011	2010
(Loss) income from continuing operations attributable to Quiksilver, Inc.	$(83,325)	$8,822
Non-cash asset impairment charges	74,610	—
Effect of APAC tax valuation allowance	25,980	—
Restructuring charges, net of tax of $0 (2011) and $20 (2010)	—	2,870
Stock compensation expense	—	5,240
Gain from sale of Raisins trademarks	—	(1,252)

Pro-forma income from continuing operations	$17,265	$15,680

Pro-forma income per share from continuing operations	$0.11	$0.12

Pro-forma income per share from continuing operations, assuming dilution	$0.09	$0.11

Weighted average common shares outstanding	162,268	128,090

Weighted average common shares outstanding, assuming dilution	182,037	145,376

	Six Months Ended
	April 30,
In thousands, except per share amounts	2011	2010
(Loss) income from continuing operations attributable to Quiksilver, Inc.	$(99,593)	$3,392
Non-cash asset impairment charges	74,610	—
Effect of APAC tax valuation allowance	25,980	—
Non-cash interest charges, net of tax of $4,618 (2011) and $0 (2010)	10,691	—
Restructuring (credits) charges, net of tax of $0 (2011) and $107 (2010)	(2,118)	5,847
Stock compensation expense	—	5,240
Gain from sale of Raisins trademarks	—	(1,252)

Pro-forma income from continuing operations	$9,570	$13,227

Pro-forma income per share from continuing operations	$0.06	$0.10

Pro-forma income per share from continuing operations, assuming dilution	$0.05	$0.09

Weighted average common shares outstanding	161,879	127,875

Weighted average common shares outstanding, assuming dilution	182,289	139,622

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended
	April 30,
Amounts in thousands	2011	2010
(Loss) income from continuing operations attributable to Quiksilver, Inc.	$(83,325)	$8,822
Provision for income taxes	39,690	9,419
Interest expense	15,096	21,039
Depreciation and amortization	13,470	13,453
Non-cash stock-based compensation expense	2,571	8,003
Non-cash asset impairments	74,610	—

Adjusted EBITDA	$62,112	$60,736
Restructuring and other special charges	—	1,638

Pro-forma Adjusted EBITDA	$62,112	$62,374

	Six Months Ended
	April 30,
Amounts in thousands	2011	2010
(Loss) income from continuing operations attributable to Quiksilver, Inc.	$(99,593)	$3,392
Provision for income taxes	40,941	13,093
Interest expense	44,064	42,912
Depreciation and amortization	27,470	27,023
Non-cash stock-based compensation expense	4,981	10,135
Non-cash asset impairments	74,610	—

Adjusted EBITDA	$92,473	$96,555
Restructuring and other special (credits) charges	(2,118)	4,702

Pro-forma Adjusted EBITDA	$90,355	$101,257

Definition of Adjusted EBITDA:
Adjusted EBITDA is defined as income (loss) from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of

Quiksilver, Inc. Reports Fiscal 2011 Second Quarter Financial Results
June 2, 2011

asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the impact of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.
SUPPLEMENTAL EXCHANGE RATE INFORMATION
(Unaudited)
In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars as these are the primary functional currencies of each reporting segment. As such, this methodology does not account for movements in individual currencies within an operating segment (for example, non-euro currencies within our European segment and Japanese yen within our Asia/Pacific segment). A constant currency translation methodology that accounts for movements in each individual currency could yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended April 30, 2010 and 2011 (in thousands):

	Americas	Europe	Asia/Pacific	Corporate	Total
Historical currency (as reported)
April 30, 2010	199,733	208,708	58,645	1,203	468,289
April 30, 2011	210,669	206,941	58,140	2,343	478,093
Percentage increase (decrease)	5%	(1%)	(1%)		2%

Constant currency (current year exchange rates)

April 30, 2010	199,733	215,852	66,200	1,203	482,989
April 30, 2011	210,669	206,941	58,140	2,343	478,093
Percentage increase (decrease)	5%	(4%)	(12%)		(1%)